Exhibit 99.1

Capital One Auto Finance Trust 2002-A Aggregate Data for year ended December 31, 2002

Defaults	$30,601,634.32
Total Collections	$335,063,921.84
Scheduled and Prepayment Principal Received	$186,442,528.83
Collection of Interest and Fees	$133,266,843.49
Annual Servicing Fee Paid	$23,928,141.18
Class A Investor Charge-Offs	$0

Capital One Auto Finance Trust

Automobile Receivable-Backed Notes, Series 2002-A

Class A-1 1.98 % Asset Backed Notes

Class A-2 2.99% Asset Backed Notes

Class A-3 4.03% Asset Backed Notes

Class A-4 4.79 % Asset Backed Notes

Class B 8.35 % Asset Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	12/1/2002			Cut-off	Closing	Original
Monthly Period Ending:	12/31/2002	Purchases	Units	Date	Date	Pool Balance
Prev. Distribution/Close Date:	12/16/2002	Initial Purchase	74,011	4/18/2002	4/23/2002	$1,086,769,451
Distribution Date:	1/15/2003	Sub. Purchase #1	13,358	5/17/2002	5/21/2002	$214,043,551
Days of Interest for Period:	30	Sub. Purchase #2
Days in Collection Period:	31	Sub. Purchase #3
Months Seasoned:	9	Total	87,369			$1,300,813,002.37

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:
{1}	Beginning of period Aggregate Principal Balance				{1}	$1,110,010,426.57
{2}	Purchase of Subsequent Receivables				{2}	0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	15,564,671.74
	{4}	Prepaid Principal Received	{4}	7,676,816.06
	{5}	Defaulted Receivables Deposit Amount	{5}	7,168,724.39
	{6}	Principal Portion of Repurchased Receivables	{6}	0.00
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	10,558.27
	{8}	Total Monthly Principal Amounts			{8}	30,420,770.46
{9}	End of period Aggregate Receivable Balance				{9}	$1,079,589,656.11
{10}	Pool Factor ( {9} / Original Pool Balance)				{10}	0.8299

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	TOTAL
{11}	Original Note Balance	{11}	$209,000,000	$349,000,000	$320,000,000	$322,000,000	$65,040,000	$1,265,040,000
{12}	Beginning of period Note Balance	{12}	23,921,495	349,000,000	320,000,000	$322,000,000	8,191,231	$1,023,112,726
{13}	Noteholders' Principal Distributable Amount	{13}	23,921,495	5,586,652	0	0	912,623	30,420,770
{14}	Noteholders' Accelerated Principal Amount	{14}	0	0	0	0	2,926,673	2,926,673
{15}	Optional Note Redemption Principal Amount	{15}	0	0	0	0	0	0
{16}	End of period Note Balance	{16}	0	343,413,348	320,000,000	$322,000,000	4,351,935	$989,765,283
{17}	Note Pool Factors ({16} / {11})	{17}	-	0.9840	1.0000	1.0000	0.0669	0.7824

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:
{18}	Beginning of period Pre-Funding Account balance		{18}		$0.00
	{19}	Purchase of Subsequent Receivables	{19}	0.00
	{20}	Investment Earnings	{20}	0.00
	{21}	Investment Earnings Transfer to Collections Account	{21}	0.00
	{22}	Payment of Mandatory Prepayment Amount	{22}	0.00
	{23}	Mandatory Reduction of the Prefunding Account After Final Addition	{23}	0.00
{24}	End of period Pre-Funding Account balance		{24}		$0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
	{25}	Scheduled and Prepayment Principal Cash Received						{25}	23,241,487.80
	{26}	Liquidation Proceeds Collected during period						{26}	1,700,332.29
	{27}	Receivables Repurchase Amounts						{27}	0.00
	{28}	Interest and Fees Collected on Receivables						{28}	13,918,106.28
	{29}	Recoveries on Previously Defaulted Receivables						{29}	813,492.98
	{30}	Advances from the Reserve Fund						{30}	0.00
		Investment Earnings on Trust Accounts
	{31}	Collection Account						{31}	36,821.37
	{32}	Transfer from Reserve Fund						{32}	14,713.51
	{33}	Transfer from Pre-Funding Account						{33}	0.00
	{34}	Transfer from the Pre-Funding Account						{34}	0.00
	{35}	Optional Note Redemption Prepayment Amount						{35}	0.00
	{36}	Class B Noteholder’s Accelerated Principal Amount Not Distributed in Prior Month						{36}	0.00
	{37}	Total Available Funds						{37}		39,724,954.23

Distributions:
	{38}	Trustees’ Fees						{38}	0.00
	{39}	Servicing Fees						{39}	2,814,653.39

		Class A Noteholders’ Note Interest
		Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest
	{40}	Class A-1	$23,921,495	1.98000%	30	Actual days/360	$39,470	{40}	39,470.47
	{41}	Class A-2	$349,000,000	2.99000%	30	30/360	869,592	{41}	869,591.67
	{42}	Class A-3	$320,000,000	4.03000%	30	30/360	1,074,667	{42}	1,074,666.67
	{43}	Class A-4	$322,000,000	4.79000%	30	30/360	1,285,317	{43}	1,285,316.67

	{44}	Note Insurer Premiums						{44}	236,815.02
	{45}	Reimbursement Obligations due Note Insurer						{45}	0.00

	Class B Noteholders’ Primary Note Interest
		Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest
	{46}	Class B	$8,191,231	8.35000%	30	30/360	56,997	{46}	56,997.31

	{47}	Class A Noteholders’ Principal Payment Amount						{47}	29,508,147.35
	{48}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer						{48}	0.00
	{49}	Deposit to Reserve Account, to Required Level						{49}	0.00
	{50}	Class A Noteholder’s Accelerated Principal Amount (if in an event of default under the indenture or, under certain circumstances, an insurance agreement event of default)						{50}	0.00
	{51}	Class B Noteholders’ Principal Payment Amount						{51}	912,623.11
	{52}	Class B Noteholder’s Accelerated Principal Amount						{52}	2,926,672.58
	{53}	Optional Note Redemption Amount						{53}	0.00
	{54}	Other Amounts Due to the Trustees						{54}	0.00
	{55}	Servicer Transition Expenses						{55}	0.00
	{56}	Indenture Trustee Title Expenses						{56}	0.00
	{57}	Class B Excess Interest						{57}	0.00
	{58}	Distribution to the equity certificate holder						{58}	0.00
{59}	Total distributions							{59}		39,724,954.23

V.	RECONCILIATION OF RESERVE ACCOUNT:

{60}	Beginning of period Reserve Account balance			{60}		$13,008,130.02

	Deposits to Reserve Account
	{61}	Investment Earnings		{61}	14,713.51
	{62}	Initial Reserve Deposit		{62}	-
	{63}	Capitalized Interest Amount		{63}	-
	{64}	Deposits Related to Subsequent Receivables Purchases		{64}	-
	{65}	Total Additions		{65}		$14,713.51

	Priority Withdrawals from Reserve Account
	{66}	Transfer of Investment Earnings to Collection Account		{66}	(14,713.51)
	{67}	Advances to Collection Account - Priority (1) through (7)		{67}	-
		{68}	Total Priority Withdrawals	{68}		($14,713.51)

{69}	Reserve Account Subtotal			{69}		$13,008,130.02
	{70}	Reserve Account Requirement		{70}	13,008,130.02
	{71}	Reserve Account Excess / (Shortfall)		{71}	-
{72}	Deposit to / (Withdrawal from) Reserve Fund, to Required Level			{72}		$0.00
{73}	Reserve Account Primary Balance			{73}		$13,008,130.02

	Subordinate Withdrawals from Reserve Account
	{74}	Advances to Collection Account - Priority (10), (16) and (17) (limited to excess amounts on deposit)		{74}	-
	{75}	Advances to Collection Account - Priority (12) through (15)		{75}	-
	{76}	Return of Excess to Equity Certificate Holder		{76}	-
	{77}	Total Subordinate Withdrawals		{77}		-

{78}	End of period Reserve Account balance			{78}		13,008,130.02

VI.	CALCULATION OF RESERVE ACCOUNT REQUIREMENT

	If Prior to Accelerated Reserve Fund Event:
		Lesser of:
	{79}	(1) Ending Aggregate Note Balance	{79}		989,765,282.76
		—or—
	{80}	(2) 1.0% of Aggregate Receivables Balance as of the latest Cut-Off Date	{80}		13,008,130.02

	{81}	Requirement	{81}		13,008,130.02

	If Accelerated Reserve Fund Event:
		Lesser of:
	{82}	(1) Ending Aggregate Note Balance	{82}		989,765,282.76
		—or—
		(2) Greater of:
	{83}	(a) 3.0% of Original Receivable Balance	{83}	39,024,390.07
	{84}	—or—	{84}		59,124,800.86
	{85}	(b) 6.0% of Current Outstanding Class A Note Principal Balance	{85}	59,124,800.86

	{86}	Requirement	{86}		59,124,800.86

VII.	CALCULATION OF PRINCIPAL PAYMENT AMOUNTS

	{87}	Principal Collections	{87}	30,420,770.46
	{88}	End of Period Aggregate Receivables Balance + Prefunding Amount	{88}	1,079,589,656.11
	{89}	Targeted Class A Note Balance (line {88} X 88%)	{89}	950,038,897.38
	{90}	Class A Aggregate Oustanding Principal Balance (Start of Period)	{90}	1,014,921,495.02

		Allocable to Class A Notes:
		Lesser of:
	{91}	Principal Collections X 97%	{91}	29,508,147.35
	{92}	Payment Amount Necessary to Reduce Class A Balance to Required Level (line {90} - {89})	{92}	64,882,597.65
	{93}	Refund of Amounts on Deposit in the Pre-Funding Account	{93}	0.00

	{94}	Class A Principal Payment Amount (Minimum of {91} and {92})	{94}		29,508,147.35

		Allocation to Class B Notes:
	{95}	Prinicpal Collections X 3%	{95}		912,623.11

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated above.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that ( i ) he or she is an Authorized Officer of Captial One Auto Finance ( the “Servicer” ), and ( ii ) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, Section 2.02 ( c ) of the Servicing Agreement ( the “Servicing Agreement” ) dated as of April 23, 2002 by and among Captial One Auto Finance Trust 2002-A, as the Issuer, JP Morgan Chase Bank, Trustee, and the Servicer.

CAPITAL ONE AUTO FINANCE

Capital One Auto Finance, as Servicer

By:	/s/ Tom Feil
Name:	Tom Feil
Title:	Director, Capital Markets
Date:	01/15/03

Capital One Auto Finance Trust

Automobile Receivable-Backed Notes, Series 2002-A

Class A-1 1.98 % Asset Backed Notes

Class A-2 2.99% Asset Backed Notes

Class A-3 4.03% Asset Backed Notes

Class A-4 4.79% Asset Backed Notes

Class B 8.35% Asset Backed Notes

Servicer’s Certificate

Monthly Period Beginning:	12/1/2002
Monthly Period Ending:	12/31/2002
Prev. Distribution/Close Date:	12/16/2002
Distribution Date:	1/15/2003
Days of Interest for Period:	30
Days in Collection Period:	31
Months Seasoned:	9

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:		Class A-1	Class A-2	Class A-3	Class A-4	Class B	TOTAL
{1}	Original Note Balance	{1}	$209,000,000	$349,000,000	$320,000,000	$322,000,000	$65,040,000	$1,265,040,000
{2}	Beginning of period Note Balance	{2}	$23,921,495	$349,000,000	$320,000,000	$322,000,000	$8,191,231	$1,023,112,726
{3}	End of period Note Balance	{3}	$0	$343,413,348	$320,000,000	$322,000,000	$4,351,935	$989,765,283
{4}	Note Pool Factors {3} / {1}	{4}	—	0.984	1.000	1.000	0.067	0.782

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:
			Cumulative	Period
{5}	Beginning number of Receivables	{5}	74,011	80,374
{6}	Number of Subsequent Receivables Purchased	{6}	13,358	0
{7}	Number of Receivables Defaulted during period	{7}	2,388	538
{8}	Number of Receivables becoming Purchased Receivables during period	{8}	302	0
{9}	Number of Receivables paid off during period	{9}	5,624	781
{10}	Ending number of Receivables	{10}	79,055	79,055

III.	STATISTICAL DATA: (CURRENT AND HISTORICAL)
			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	15.49%	15.78%	15.78%
{12}	Weighted Average Remaining Term of the Receivables	{12}	60.64	55.45	54.62
{13}	Weighted Average Original Term of Receivables	{13}	62.50	62.50	62.50
{14}	Average Receivable Balance	{14}	$14,684	$13,789	$13,633

IV.	DELINQUENCY:
Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{15}	31-60 days	{15}	5,061	72,468,155	6.53%
{16}	61-90 days	{16}	1,526	21,827,640	1.97%
{17}	91-120 days	{17}	459	6,473,497	0.58%
{18}	Receivables with Scheduled Payment delinquent more than 60 days at end of period	{18}	1,985	$28,301,138	2.55%

V.	PERFORMANCE TESTS:
Delinquency Ratio
{19}	Receivables with Scheduled Payment delinquent more than 60 days at end of period ( line {18})	{19}	$28,301,138
{20}	Beginning of period Principal Balance	{20}	1,110,010,427

{21}	Delinquency Ratio {16} + {17} divided by {20}	{21}	2.55%
{22}	Previous Monthly Period Delinquency Ratio	{22}	2.16%
{23}	Second previous Monthly Period Delinquency Ratio	{23}	1.96%

{24}	Average Delinquency Ratio ({21} + {22} + {23}) / 3	{24}	2.22%

	Compliance with Accelerated Reserve Fund Trigger? (Average Delinquency Ratio is less than or equal to 3% months 1-12, 4% months 13-24, 5% months 25-36 and 5.5% thereafter)		Yes
	Complaince with Insurance Agreement Event of Default? (Average Delinquency Ratio is less than or equal to 4% months 1-12, 5% months 13-24, 6% months 25-36 and 6.5% thereafter)		Yes

Cumulative Net Charge-off Rate
{25}	Net Losses since Initial Cut-off Date (Beginning of Period)	{25}		$17,148,631
{26}	Receivables becoming Defaulted Receivables during period	{26}	$7,168,724
{27}	Cram Down Losses and other non-cash Adjustments occurring during period	{27}	$10,558
{28}	Liquidation Proceeds collected during period	{28}	$1,700,332
{29}	Recoveries on Defaulted Receivables during period	{29}	$813,493
{30}	Net Losses during period {26} + {27} - {28} - {29}	{30}	$4,665,457
{31}	Net Losses since Initial Cut-off Date (End of Period)	{31}		$21,814,088
{32}	Cumulative Net Loss Rate ({31}) / {Original Aggregate Principal Balance}	{32}		1.68%

Compliance with Accelerated Reserve Fund Trigger?	Cumulative Net Loss Rate is less than or equal to:	0.04625	Yes
Complaince with Insurance Agreement Event of Default?	Cumulative Net Loss Rate is less than or equal to:	0.0525	Yes

Extension Rate
{33}	Number of Receivables extended during current period	{33}	684
{34}	Beginning of Period Loans Outstanding	{34}	80,374
{35}	Extension Rate {33} divided by {34}	{35}		0.85%
{36}	Previous Monthly Extension Rate	{36}		1.35%
{37}	Second previous Monthly Extension Rate	{37}		0.39%

{38}	Average Extension Rate ({35} +{36} +{37}) / 3	{38}		0.86%

	Compliance (Extension Test Pass is an Average Extension Rate less than 4%.)			Yes